UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2008

MEMORY PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
100 Philips Parkway
Montvale, New Jersey 07645
(201) 802-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-4.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On November 25, 2008, Memory Pharmaceuticals Corp., a Delaware corporation (“Memory Pharmaceuticals”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hoffmann-La Roche Inc. (“Roche”) and 900 North Point Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Roche (“Merger Sub”). Pursuant to the Merger Agreement, and subject to its terms and conditions, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001, of Memory Pharmaceuticals (“Memory Common Stock”). In the Offer, each Memory Pharmaceuticals stockholder will receive for each share of Memory Common Stock validly tendered and not withdrawn, $0.61 in cash, net to the seller, without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Merger Agreement.
     On November 25, 2008, Memory Pharmaceuticals and Roche issued a joint press release relating to the Merger Agreement.
     The Merger Agreement provides that the Offer will commence within five business days after the date of the Merger Agreement, and will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Memory Pharmaceuticals (the “Merger”) and Memory Pharmaceuticals will become a wholly-owned subsidiary of Roche. At the effective time of the Merger, each issued and outstanding share of Memory Common Stock (the “Shares”) (other than Shares owned by Memory Pharmaceuticals, Roche or Merger Sub, and Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive in cash, without interest, the same price paid for each share of Memory Common Stock in the Offer.
     The Merger Agreement includes customary representations, warranties and covenants of Memory Pharmaceuticals and Roche. Memory Pharmaceuticals has agreed to operate its business in the ordinary course until the Merger is consummated. Memory Pharmaceuticals has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Memory Pharmaceuticals and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both Memory Pharmaceuticals and Roche and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Memory Pharmaceuticals may be required to pay to Roche a termination fee of $1.5 million.
     Merger Sub’s obligation to accept for payment and pay for shares of Memory Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (i) enough of the outstanding shares of Memory Common Stock shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn such that upon consummation of the Offer, Roche and Merger Sub, together with their affiliates, will own a majority of Memory Common Stock outstanding (assuming the exercise of all options and warrants exercisable immediately prior to the expiration of the tender offer and having an exercise price per share less than or equal to the tender offer price) (the “Minimum Condition”) and (ii) the completion of a national security review by the Committee on Foreign Investment in the United States and its conclusion that there are not unresolved national security concerns sufficient to warrant further action under Exon-Florio.
     Subject to the terms of the Merger Agreement, Memory Pharmaceuticals has granted Merger Sub an option to purchase the lowest number of Shares that, when added to the number of Shares owned by Merger Sub and any of its affiliates at the time of such exercise, shall constitute one more Share than 90% of the Shares that would be outstanding immediately after the issuance of all Shares to be issued upon exercise of such option calculated on a fully-diluted basis (the “Top-Up Option”). Merger Sub will pay Memory Pharmaceuticals, for each share acquired upon exercise of the Top-Up Option, the same price paid for Memory Common Stock in the Offer, either in cash or by promissory note, at Merger Sub’s option.
     Stockholders of Memory Pharmaceuticals owning approximately 24,221,466 outstanding shares in the aggregate (representing approximately 30% of the current outstanding shares) and 6,523,533 options and warrants to acquire shares have entered into a Stockholder Tender and Support Agreement (“Tender Agreement”). Pursuant to the Tender Agreement, such stockholders have agreed, among other things, subject to the termination of the Tender and Support Agreement (i) to tender in the Offer (and not to withdraw) all shares of Memory Common Stock beneficially owned or hereafter acquired by them, (ii) to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger and against any competing transaction, (iii) to appoint Roche as their proxy to vote such shares in connection with the Merger Agreement, and (iv) not to otherwise transfer any of their Shares. The Tender Agreement will terminate upon the termination of the Merger Agreement or in certain other events.
     The foregoing summary of the Merger Agreement, the Tender Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and the full text of the Tender Agreement attached as Exhibit 4.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Memory Pharmaceuticals, Roche or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Memory Pharmaceuticals or Roche or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Memory Pharmaceuticals’ or Roche’s public disclosures.
Cautionary Note Regarding Forward-Looking Statements
Some of the statements contained in this current report on Form 8-K are forward-looking statements, including statements regarding the expected consummation of the acquisition, which involves a number of risks and uncertainties including the satisfaction of closing conditions for the acquisition such as regulatory approval for the transaction, the tender of a majority of the outstanding shares of common stock of Memory Pharmaceuticals and the possibility that the transaction will not be completed. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievements to be materially different from any future statements. We generally identify these statements by words or phrases such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “estimate,” “predict,” “potential,” “continue,” or the negative of such terms or other similar expressions. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results discussed in the forward-looking statements, and you should not place undue reliance on these statements. The information contained in this current report on Form 8-K is as of November 25, 2008. We disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise.
Important Additional Information
The tender offer for the outstanding common stock of Memory Pharmaceuticals has not yet commenced. The foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Roche will file a tender offer statement on Schedule TO with the SEC, and Memory Pharmaceuticals will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully by the Memory Pharmaceuticals’ stockholders before any decision is made with respect to the tender offer. A free copy of the tender offer statement and the solicitation/recommendation statement will be made available to all stockholders of Memory Pharmaceuticals at www.memorypharma.com or by contacting Memory Pharmaceuticals at 100 Philips Parkway, Montvale, New Jersey 07645, 201-802-7100. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.
Item 8.01. Other Events.
A copy of the press release, issued November 25, 2008, announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Agreement and Plan of Merger, dated November 25, 2008, by and among Hoffmann-La Roche Inc., 900 North Point Acquisition Corporation, and Memory Pharmaceuticals Corp.

4.1	Form of Stockholder Tender and Support Agreement, by and among each of the individuals or entities listed on the signature page thereto and Roche.

99.1	Press Release, issued November 25, 2008, relating to the execution of the Merger Agreement by Memory Pharmaceuticals Corp., Hoffmann-La Roche Inc., and 900 North Point Acquisition Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORY PHARMACEUTICALS CORP. (Registrant)
Date: November 25, 2008	By:	/s/ Jzaneen Lalani
Name: Jzaneen Lalani
Title: General Counsel